                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------



     I, EDWARD J. FREEL,  SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP,

WHICH MERGES:

     "MORRIS & ASSOCIATES, INC.", A CALIFORNIA CORPORATION,

     WITH  AND INTO  "INTERNET  INFINITY,  INC."  UNDER  THE  NAME OF  "INTERNET

INFINITY,  INC.",  A CORPORATION  ORGANIZED  AND EXISTING  UNDER THE LAWS OF THE

STATE OF DELAWARE,  AS RECEIVED AND FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF

OCTOBER,  A.D. 1996, AT 10 O'CLOCK A.M. A CERTIFIED COPY OF THIS CERTIFICATE HAS

BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



[SEAL]

                                            /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State





2556220        8100M                        AUTHENTICATION:  8146649

960298464                                   DATE:         10-15-96

                                                                       Exhibit 2
                                                               Page 1 of 2 Pages

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                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
               MORRIS & ASSOCIATES, INC., A CALIFORNIA CORPORATION
                                      INTO
                 INTERNET INFINITY, INC., A DELAWARE CORPORATION

     The undersigned, George Morris, secretary of each of Morris & Associates, Inc., a California corporation, and Internet Infinity, Inc., a Delaware corporation, certifies as follows:

     1. Morris & Associates, Inc. owns 100% of the outstanding shares of each class of the stock of Internet Infinity, Inc.

     2. The board of directors of each of Morris & Associates, Inc. and Internet Infinity, Inc., on October 1, 1996, adopted the following resolutions:

               RESOLVED, that Morris & Associates, Inc., a California corporation, shall merge with and into Internet Infinity, Inc., a Delaware corporation, Internet Infinity, Inc. being called herein the "Surviving Corporation" and the two corporations being called herein the "Constituent Corporations"; and

               RESOLVED FURTHER, that upon surrender of any stock certificates by the stockholders of Morris & Associates, Inc., of which corporation there are 1,700,000 shares of Common Stock issued and outstanding, the Surviving Corporation shall issue one share of its stock for each share of stock of Morris & Associates, Inc.; and

               RESOLVED FURTHER, that the Surviving Corporation assumes all the liabilities of Morris & Associates, Inc.

     3. The proposed merger between the Constituent Corporations, as described above, has been adopted, approved, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the laws under which each is organized.


                                            /s/ George Morris
                                            -----------------------------
                                            George Morris, Secretary of
                                              Morris & Associates, Inc., a
                                              California corporation


                                            /s/ George Morris
                                            -----------------------------
                                            George Morris, Secretary of
                                              Internet Infinity, Inc., a
                                              Delaware corporation

                                                                       Exhibit 2
                                                               Page 2 of 2 Pages